UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013

INTEGRA LIFESCIENCES HOLDINGS CORPORATION (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-26224 (Commission File Number)	51-0317849 (I.R.S. Employer Identification No.)

311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

BASE SALARY INCREASE FOR CHIEF EXECUTIVE OFFICER

On February 19, 2013, the Compensation Committee of the Board of Directors (the “Board”) of Integra LifeSciences Holdings Corporation (the “Company”) approved an annual base salary of $810,000 effective April 1, 2013, for Peter J. Arduini, President and Chief Executive Officer to reflect his performance for 2012.

CASH BONUSES FOR CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

On February 19, 2013, the Compensation Committee of the Board of the Company approved the following cash discretionary bonuses for 2012 for Mr. Arduini and John B. Henneman, III, Corporate Vice President, Finance and Administration, and Chief Financial Officer, based on Company and individual performance for 2012, to be paid on March 15, 2013:

•	Mr. Arduini - $400,000

•	Mr. Henneman - $275,000

LETTER AGREEMENT WITH MR. ARDUINI

Pursuant to a letter agreement dated February 19, 2013 between Mr. Arduini and the Company (the “Letter Agreement”), commencing January 1, 2013, any annual equity award for 2012 for Mr. Arduini shall be allocated as follows:

•	20% of the denominated value of such annual equity award shall be in the form of contract stock/restricted units with annual vesting over three years and a deferral feature;

•	30% of the denominated value of such annual equity award shall be in the form of non-qualified stock options; and

•
50% of the denominated value of such annual equity award shall be in the form of performance stock with a deferral feature and other terms as determined by the Compensation Committee of the Board of the Company.

In addition, pursuant to the Letter Agreement, the amount of any bonus for 2012 for Mr. Arduini that exceeds $400,000 shall be paid in the form of equity awards as follows:

•
50% of the denominated value shall be paid in the form of performance stock with a three year performance period; revenue growth goals and other terms as determined by the Compensation Committee of the Board; and

•	50% of the denominated value shall be paid in the form of restricted stock with annual vesting over three years.

Also, pursuant to the Letter Agreement, any future equity awards granted to Mr. Arduini will be in such form and contain such terms as the Compensation Committee shall determine.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to a copy of such Letter Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

APPROVAL OF EXECUTIVE OFFICER PERFORMANCE STOCK GRANT PROGRAM

On February 19, 2013, the Compensation Committee of the Board approved a performance stock grant program for executive officers of the Company, commencing with the 2013-2015 performance period. In addition, the Compensation Committee approved the form of Performance Stock Agreement (the “Performance Stock Agreement”) for such program where award opportunities will be based on specific performance metrics approved by the Compensation Committee for the specific performance period. For the 2013-2015 performance period, the Compensation Committee established goals based on revenue growth.

The foregoing description of the form of Performance Stock Agreement is qualified in its entirety by reference to a copy of such form of Performance Stock Agreement which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

APPROVAL OF PERFORMANCE INCENTIVE COMPENSATION PLAN

On February 20, 2013, the Board of the Company adopted the Company’s Performance Incentive Compensation Plan (the “Bonus Plan”) under which participating employees of the Company will be eligible to receive incentive payments in cash based on the achievement of performance goals.

Under the Bonus Plan, the Compensation Committee of the Board will choose performance measures and determine the formula to use for determining awards. If the Bonus Plan is approved by the Company’s stockholders at the Company’s annual meeting of stockholders on May 22, 2013, it is intended that awards granted under the Bonus Plan to individuals subject to Section 162(m) of the Internal Revenue Code will qualify as performance-based compensation under Section 162(m).

The following is a summary of the principal features of the Bonus Plan. The summary does not purport to be a complete description of all the provisions of the Bonus Plan. The following summary is qualified in its entirety by reference to a copy of the Bonus Plan which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.
Description of the Bonus Plan
Plan Administration. While the Compensation Committee administers the Bonus Plan, it may delegate administration to any officer except with respect to awards to executive officers and Section 162(m) “covered employees.”
Eligibility. All United States employees of the Company are eligible for the payment of an award under the Bonus Plan as long as such employees are employed by the Company in an incentive-eligible position on or before September 30 for that particular performance period. The Compensation Committee shall determine the extent if any, to which non United States employees shall be eligible to participate in the Bonus Plan.
Amendment or Termination. The Board or the Compensation Committee may amend, modify, or terminate the Bonus Plan; provided that no amendment of the Bonus Plan or with respect to a bonus opportunity may be made that would constitute a modification of the material terms of a “performance goal” (as described in Treasury Regulation section 1.162-27(e)(2) or any successor thereto).
Performance Period. The first performance period for the Bonus Plan shall be the period between January 1, 2013 and December 31, 2013.
Target Incentive Pool. The target incentive pool will equal the sum of the individual target awards for all eligible participants under the Bonus Plan and will be funded through the achievement of performance goals. Through a formulaic process, the Compensation Committee will establish minimum threshold levels that must be achieved for each performance goal or for all performance goals for the performance period in order to fund the incentive pool.
Performance Goals. The Compensation Committee shall establish the specific measures for each goal to be used for purposes of determining the target incentive pool, within 90 days of the beginning of the performance period. In creating these measures, the Compensation Committee shall use one or more of the following performance criteria:

•	Revenue;

•	Profitability;

•	Working capital;

•	Return metrics;

•	Stock-related metrics;

•	Cash-related;

•	Costs or expenses;

•	Product-related metrics;

•	Implementation or completion of critical projects;

•	Market share;

•	Asset turnover;

•	Inventory turnover;

•	Capacity utilization;

•	Mergers and acquisition integration;

•	Environmental, health and safety;

•	Quality;

•	Diversity;

•	Customer-related metrics;

•	Financial and other capital-raising transactions; and

•	Employee-related metrics.

The actual incentive pool funding will be determined at the end of the performance period based on actual performance and will range from 0% to 150% of the target incentive pool. The overall bonus pool will be allocated to the various divisions or major corporate function of the Company based on performance against pre-established goals. Bonuses for participants assigned to the corporate function for bonus purposes will be funded by the allocation for the corporate function. Bonuses for executive officers intended to qualify under Section 162(m) will be determined by pre-established, objective formula, subject to negative discretion only for the final award amount.
Target Award. The amount that the participant could earn if the targeted level of performance was achieved is expressed as a percentage of the participant’s base salary or a fixed value. In no event will the target award for any participant exceed 165% of base salary.
Earning an Award. A participant may earn an award for a performance period up to 150% of the target award based on the level of achievement of the performance goals established for that period and must be employed at the Company at the time of the award payment. An award may also be increased up to 100% (subject to Chief Executive Officer or designee approval) for a participant who is not an executive officer/Section 162(m) “covered employee” or decreased up to 100% in the case of any participant, based on the assessment of the individual participant’s performance for the applicable performance period. No award to an executive officer/Section 162(m) “covered employee” may exceed 150% of the target award or may be increased above the level of actual performance. Participants hired between March 31st and September 30th will be eligible for a pro-rated target award.
Maximum Award. The maximum bonus award payable to any Participant under the Bonus Plan with respect to any calendar year is $3,000,000.
Payment of Awards. The Compensation Committee shall review and certify in writing the incentive pool funding, individual performance goal achievement for all executive officers and “covered employees” and aggregate spend for all awards, prior to the payment of awards.
Cancellation/Recovery. All bonuses granted under the Bonus Plan shall be subject to the provisions of any clawback, repayment or recapture policy implemented by the Company.

Determining Awards for 2013 under the Bonus Plan
The Compensation Committee established the following target awards for the following named executive officers disclosed in last year’s Proxy Statement:

•	Peter J. Arduini – 110% of base salary

•	John B. Henneman, III – 90% of base salary

NEO EBITDA Objective
The Company has established an EBITDA objective for 2013 for the named executive officers based on prior year earnings before interest, taxes, depreciation and amortization (“EBITDA”) (non-adjusted EBITDA). Upon achievement of such EBITDA objective, the bonus pool for the named executive officers will be funded at the maximum bonus amount for each named executive officer at 150% of his/her respective target award. Thereafter, the Compensation Committee has the ability to exercise only negative discretion in order to determine the actual incentive cash payment for each named executive officer within the bonus plan based on (i) the achievement of key performance goals that are individual specific as well as (ii) the achievement of performance goals related to the Company, division or function of such named executive officer.

Objectives for Chief Executive Officer and Chief Financial Officer
The Compensation Committee has negative discretion to reduce target awards for the Chief Executive Officer and Chief Financial Officer for 2013 based on the following metrics:

•	65% weight on financial and quantitative measures including revenue, operating cash flow, adjusted EBITDA, gross margin improvement, and strategic plan objective

•	35% weight on qualitative measures including leadership objectives and strategic initiatives

Overall Incentive Pool Funding Model
An overview of the overall incentive pool funding model of the Bonus Plan for 2013 is shown below:

Performance Metric	Weight	Below Threshold	THRESHOLD	TARGET	MAX
REVENUE	45%	95.9%	96%	100%	104%
ADJUSTED EBITDA	35%	92.9%	93%	100%	107%
OPERATING CASH FLOW	20%	84.9%	85%	100%	115%
Cash Incentive Pool Funding as % of Target		0%	20%	100%	150%

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Letter Agreement dated February 19, 2013 between Peter J. Arduini and Integra LifeSciences Holdings Corporation
10.2	Form of Performance Stock Agreement (Executive Officers)
10.3	Performance Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
By:	/s/ John B. Henneman, III
John B. Henneman, III
Title:	Corporate Vice President, Finance and Administration, and Chief Financial Officer

Date: February 25, 2013

EXHIBIT INDEX

Exhibit No. Description

10.1	Letter Agreement dated February 19, 2013 between Peter J. Arduini and Integra LifeSciences Holdings Corporation
10.2	Form of Performance Stock Agreement (Executive Officers)
10.3	Performance Incentive Compensation Plan